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                                                                     EXHIBIT 4.3
                                                                     -----------
                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                       CYPRESS FINANCIAL SERVICES, INC.
                             a Nevada corporation

     John Hindman and Michael B. Jeffers certify that:

        1. They are the duly elected and acting Interim Chief Executive Officer and the Secretary, respectively, of Cypress Financial Services, Inc., a Nevada corporation (the "Corporation").

        2.  The Articles of Incorporation are hereby amended by striking out
Article I and by substituting in lieu of said Article I the following new
Article I:

        "The name of the corporation is RevCare, Inc."


        3. The Articles of Incorporation are hereby further amended by striking out Section 1 of Article IV thereof and by substituting in lieu of said Section 1 the following new Section 1:

        "Section 1. The total number of shares of capital stock that the corporation shall have authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, $0.001 par value."


        4. The amendments of the Articles of Incorporation herein certified have been duly adopted and approved by unanimous written consent of the Corporation's Board of Directors, in accordance with the provisions of Sections 78.315, 78.385 and 78.390 of the Nevada General Corporation Law ("NGCL").

        5. The amendments of the Articles of Incorporation herein certified have been approved by the required vote of stockholders in accordance with Sections 78.320 and 78.390 of the NGCL. There are two classes of shares of the Corporation, the Preferred Stock of which 345,000 shares of Series A Preferred Stock are outstanding and the Common Stock of which 6,526,911 shares are outstanding. The number of shares voting in favor of the amendment was at least a majority of each class of stock outstanding and entitled to vote thereon.
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     On the date set forth below, the undersigned do hereby declare under the penalty of perjury that they signed the foregoing certificate in the official capacity set forth beneath their signatures, and that the statements set forth in said certificate are true of their own knowledge.

May 30, 2000.

                                 /s/ John Hindman
                                 _____________________________________________
                                 John Hindman, Interim Chief Executive Officer


                                 /s/ Michael B. Jeffers
                                 _____________________________________________
                                 Michael B. Jeffers, Secretary